Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies that, to the best of his knowledge:
1.The Quarterly Report on Form 10-Q of Tenable Holdings, Inc. for the fiscal quarter ended March 31, 2026 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Tenable Holdings, Inc.

Date:	May 5, 2026	By:	/s/ Stephen A. Vintz
Stephen A. Vintz
Co-Chief Executive Officer
(Principal Executive Officer)

Date:	May 5, 2026	By:	/s/ Matthew Brown
Matthew Brown
Chief Financial Officer
(Principal Financial Officer)